EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/company/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES REPORTS MARCH 2005

OPERATIONAL PERFORMANCE

HOUSTON, April 1, 2005 - Continental Airlines (NYSE: CAL) today reported a March consolidated (mainline plus regional) load factor of 80.5 percent, 5.6 points above last year's March consolidated load factor. The carrier reported a mainline load factor of 81.3 percent, 5.5 points above last year's March mainline load factor, and a domestic mainline load factor of 82.2 percent, 7.3 points above March 2004. All three were operational records for March. In addition, the airline had an international mainline March load factor of 80.1 percent, 2.9 points above March 2004.

Despite bad weather impacting its hub cities of New York, Houston and Cleveland throughout March, Continental had relatively few flight cancellations and maintained a systemwide mainline completion factor of 99.7 percent. The company recorded a U.S. Department of Transportation on-time arrival rate of 72.9 percent.

In March 2005, Continental flew 6.9 billion consolidated revenue passenger miles (RPMs) and 8.6 billion consolidated available seat miles (ASMs), resulting in a traffic increase of 14.8 percent and a capacity increase of 7.0 percent as compared to March 2004. In March 2005, Continental flew 6.2 billion mainline RPMs and 7.6 billion mainline ASMs, resulting in a mainline traffic increase of 13.5 percent and a mainline capacity increase of 5.8 percent as compared to March 2004. Domestic mainline traffic was 3.6 billion RPMs in March 2005, up 10.8 percent from March 2004, and domestic mainline capacity was 4.3 billion ASMs, up 0.9 percent from March 2004.

For the month of March 2005, consolidated passenger revenue per available seat mile (RASM) is estimated to have increased between 4.0 and 5.0 percent compared to March 2004, while mainline passenger RASM is estimated to have increased between 4.5 and 5.5 percent. For February 2005, consolidated passenger RASM increased 2.1 percent compared to February 2004 and mainline passenger RASM increased 3.0 percent. March 2005 year-over-year passenger RASM was positively impacted by the Easter holiday occurring in March this year while it occurred in April last year. Continental estimates that March 2005 consolidated and mainline passenger RASM both benefited by approximately 2.0 to 3.0 points due to the shift of Easter. The Easter shift is expected to have a corresponding negative impact on April year-over-year passenger RASM.

Continental ended the quarter with unrestricted cash and short-term investments of approximately $1.38 billion.

Continental's regional operations (Continental Express) set a record March load factor of 74.2 percent, 6.4 points above last year's March load factor. Regional RPMs were 746.1 million and regional ASMs were 1,005.0 million in March 2005, resulting in a traffic increase of 27.6 percent and a capacity increase of 16.5 percent versus March 2004.

Continental Airlines is the world's sixth-largest airline with more than 3,000 daily departures throughout the Americas, Europe and Asia.  The carrier serves 150 domestic and 130 international destinations, more than any other carrier in the world. Nearly 400 additional points are served via SkyTeam alliance airlines, which include Aeromexico, Air France/KLM, Alitalia, CSA Czech Airlines, Delta Air Lines, Korean Air and Northwest Airlines.  With 41,000 employees, Continental has hubs serving New York, Houston, Cleveland and Guam, and carries approximately 55 million passengers per year. Continental consistently earns awards and critical acclaim for both its operation and its corporate culture. For the second consecutive year, FORTUNE magazine named Continental the No. 1 Most Admired Global Airline on its 2005 list of Most Admired Global Companies. Continental was also included in the publication's annual "Top 50" list, which ranks all companies, across a wide variety of industries, that appear in the Global Most Admired Companies issue. Continental won major awards at the 2004 OAG Airline of the Year Awards including "Airline of the Year," "Best Airline Based in North America" and "Best Executive/Business Class." For more company information, visit continental.com.

This press release contains forward-looking statements that are not limited to historical facts, but reflect the company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the company's 2004 10-K and its other securities filings, which identify important matters such as the consequences of our significant financial losses and high leverage, terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition, and industry conditions, including the demand for air travel, the airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. In addition to the foregoing risks, there can be no assurance that we will be able to obtain the needed pay and benefit reductions from our flight attendants or that the ratified agreements with our pilots, mechanics, dispatchers and simulator engineers will enable us to achieve the cost reductions expected as a result of such agreements, which will depend, upon other matters, on timely and effective implementation of new work rules, actual productivity improvement, employee attrition, technology implementation, our level of business activity, relations with employees generally and the ultimate accuracy of certain assumptions on which our cost savings are based. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.

PRELIMINARY TRAFFIC RESULTS
MARCH	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	3,571,219	3,222,418	10.8	Percent

International	2,599,909	2,215,669	17.3	Percent
Transatlantic	1,194,678	967,932	23.4	Percent
Latin America	873,053	761,201	14.7	Percent
Pacific	532,179	486,535	9.4	Percent

Mainline	6,171,128	5,438,087	13.5	Percent
Regional	746,054	584,853	27.6	Percent
Consolidated	6,917,183	6,022,940	14.8	Percent
AVAILABLE SEAT MILES (000)
Domestic	4,344,567	4,304,835	0.9	Percent

International	3,247,280	2,869,388	13.2	Percent
Transatlantic	1,438,806	1,196,607	20.2	Percent
Latin America	1,101,040	1,044,365	5.4	Percent
Pacific	707,434	628,415	12.6	Percent

Mainline	7,591,847	7,174,223	5.8	Percent
Regional	1,004,967	862,479	16.5	Percent
Consolidated	8,596,814	8,036,702	7.0	Percent
PASSENGER LOAD FACTOR
Domestic	82.2 Percent	74.9 Percent	7.3	Points

International	80.1 Percent	77.2 Percent	2.9	Points
Transatlantic	83.0 Percent	80.9 Percent	2.1	Points
Latin America	79.3 Percent	72.9 Percent	6.4	Points
Pacific	75.2 Percent	77.4 Percent	(2.2)	Points

Mainline	81.3 Percent	75.8 Percent	5.5	Points
Regional	74.2 Percent	67.8 Percent	6.4	Points
Consolidated	80.5 Percent	74.9 Percent	5.6	Points
ONBOARD PASSENGERS
Mainline	4,078,136	3,695,619	10.4	Percent
Regional	1,346,897	1,091,970	23.3	Percent
Consolidated	5,425,033	4,787,589	13.3	Percent
CARGO REVENUE TON MILES (000)
Total	93,726	92,597	1.2	Percent

PRELIMINARY TRAFFIC RESULTS
YEAR-TO-DATE	2005	2004	Change
REVENUE PASSENGER MILES (000)
Domestic	9,161,367	8,658,331	5.8	Percent

International	6,997,743	6,054,738	15.6	Percent
Transatlantic	2,987,185	2,471,260	20.9	Percent
Latin America	2,445,888	2,180,277	12.2	Percent
Pacific	1,564,670	1,403,201	11.5	Percent

Mainline	16,159,110	14,713,069	9.8	Percent
Regional	1,952,690	1,541,512	26.7	Percent
Consolidated	18,111,800	16,254,581	11.4	Percent
AVAILABLE SEAT MILES (000)
Domestic	11,659,240	12,063,395	(3.4)	Percent

International	9,186,378	8,210,754	11.9	Percent
Transatlantic	3,950,414	3,353,507	17.8	Percent
Latin America	3,166,501	3,003,169	5.4	Percent
Pacific	2,069,463	1,854,078	11.6	Percent

Mainline	20,845,618	20,274,149	2.8	Percent
Regional	2,739,940	2,399,512	14.2	Percent
Consolidated	23,585,558	22,673,661	4.0	Percent
PASSENGER LOAD FACTOR
Domestic	78.6 Percent	71.8 Percent	6.8	Points

International	76.2 Percent	73.7 Percent	2.5	Points
Transatlantic	75.6 Percent	73.7 Percent	1.9	Points
Latin America	77.2 Percent	72.6 Percent	4.6	Points
Pacific	75.6 Percent	75.7 Percent	(0.1)	Points

Mainline	77.5 Percent	72.6 Percent	4.9	Points
Regional	71.3 Percent	64.2 Percent	7.1	Points
Consolidated	76.8 Percent	71.7 Percent	5.1	Points
ONBOARD PASSENGERS
Mainline	10,599,130	9,916,610	6.9	Percent
Regional	3,523,680	2,892,753	21.8	Percent
Consolidated	14,122,810	12,809,363	10.3	Percent
CARGO REVENUE TON MILES (000)
Total	260,723	250,445	4.1	Percent

PRELIMINARY OPERATIONAL AND FINANCIAL RESULTS
MARCH	2005	2004	Change
On-Time Performance [1]	72.9%	79.9%	(7.0)	Points
Completion Factor [2]	99.7%	99.7%	-	Points
YEAR-TO-DATE	2005	2004	Change
On-Time Performance [1]	75.8%	79.9%	(4.1)	Points
Completion Factor [2]	99.4%	99.6%	(0.2)	Points
February 2005 consolidated breakeven load factor [3]			87.7	Percent
February 2005 year-over-year consolidated RASM change			2.1	Percent
February 2005 year-over-year mainline RASM change			3.0	Percent
March 2005 estimated year-over-year consolidated RASM change			4.0-5.0	Percent
March 2005 estimated year-over-year mainline RASM change			4.5-5.5	Percent
March 2005 estimated average price per gallon of fuel, including fuel taxes			1.56	Dollars
March 2005 estimated consolidated breakeven load factor [3,4]			84	Percent
March 2005 actual consolidated load factor [5]			80.5	Percent
April 2005 estimated consolidated breakeven load factor [3]			83	Percent

1 Department of Transportation Arrivals within 14 minutes
2 Systemwide Mainline Mileage Completion Percentage
3 Consolidated load factor (including Continental Airlines and Continental Express) needed to break even on a consolidated net income basis. Actual consolidated breakeven load factor may vary significantly from estimates depending on actual passenger revenue yields, fuel price and other factors. Month-to-date consolidated load factor information can be found on Continental's website at continental.com in the Investor Relations-
Financial/Traffic Releases section.
4 Non-cash curtailment charge related to pilots' pension plan increases breakeven load factor by 5 percentage points.
5 Includes Continental Airlines and Continental Express

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